UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
  WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 27, 2011

Marathon Oil Corporation
___________________________________________
( Exact name of registrant as specified in its charter)

Delaware	1-5153	25-0996816
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5555 San Felipe Road, Houston, Texas		77056
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:		(713) 629-6600

Not Applicable
 ______________________________________________
 Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective April 27, 2011, the stockholders of Marathon Oil Corporation approved an amendment to the By-laws that enable stockholders who have continuously held twenty-percent (20%) or more of our outstanding common stock for at least one year to require our Chairman of the Board or Chief Executive Officer to call a special meeting of stockholders to vote on business proposed by those holders.  The foregoing is merely a summary of the Amended and Restated By-laws, and the amendments are incorporated into the full text of Section 1.1 of the Company’s By-laws, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

9.01. Financial Statements and Exhibits

3.1           Amendment to Section 1.1 of the By-laws of Marathon Oil Corporation.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2011		MARATHON OIL CORPORATION

	By:	/s/ Michael K. Stewart
Michael K. Stewart
Vice President, Accounting and Controller

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Exhibit Index

3.1           Amendment to Section 1.1 of the By-laws of Marathon Oil Corporation.

Exhibit 3.1

Effective April 27, 2011, Article I, Section 1.1 – “Stockholders” of the Company’s By-laws shall be amended to read in full:

ARTICLE I.
Stockholders.
Section 1.1 Time and Place of Meetings of Stockholders. Unless the time and place of the annual meeting of stockholders for the purpose of electing directors and transacting such other business as may be brought before the meeting are changed by the Board of Directors, as may be done from time to time, provided that all legal requirements for such change and notice to stockholders are observed, such annual meeting of stockholders of the Corporation shall be held at the office of the Corporation’s registered agent in the State of Delaware at 2 o’clock p.m., on the last Wednesday in April in each year, if not a legal holiday, and if a legal holiday, then on the next succeeding Wednesday which is not a legal holiday.

Special meetings of the stockholders (i) may be called at any time by the Board of Directors and (ii) shall be called by the chairman of the Board of Directors or the chief executive officer of the Corporation following receipt by the secretary of the Corporation of a written request of a holder or holders who, individually or collectively, have continuously held 20 percent or more of the outstanding shares of the Corporation’s common stock for at least one year prior to the date the Corporation receives the written request to call a special meeting. For this purpose, share ownership is to be calculated on a “net long” basis, determined by subtracting the stockholders’ short position from their long position, based on Rule 14e-4 under the Securities Exchange Act of 1934, as amended. Any such request by a stockholder or stockholders to call a special meeting must: (i) be accompanied by proof of ownership of record of 20 percent or more of the outstanding shares of the Corporation’s common stock and state the purchase date of each such share; (ii) specify the matter or matters to be acted upon at such meeting, each of which must be a proper subject for stockholder action under applicable law, which specification must include the complete text of any resolution or any amendment to any document applicable to the Corporation intended to be presented at the meeting; (iii) state the reasons for conducting such business at a special meeting of stockholders; and (iv) provide any other information which may be required pursuant to these By-laws or any other information with respect to the matter or matters requested to be acted upon which may be required to be disclosed under the Delaware General Corporation Law or included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission, and, as to each stockholder requesting the meeting and each other person, if any, who is a beneficial owner of the shares held by such stockholder, (a) their name and address, (b) the class and number of shares of the Corporation which are owned beneficially or of record, and (c) any material interest in the business to be brought before the meeting. Without limiting the generality of the foregoing: (a) in the case of any such request to call a special meeting for the purpose of (or for multiple purposes that include) considering any nominee or nominees to serve on the Board of Directors, such request shall set forth all the information required to be included in a notice to which the provisions of the fourth sentence of Section 1.3 of these By-laws apply, and the provisions of the fifth sentence of Section 1.4 of these By-laws shall be applicable; and (b) in the case of any such request to call a special meeting for other purpose or purposes, such request shall set forth all the information required to be included in a notice to which the provisions of the sixth sentence of Section 1.4 of these By-laws apply. Notwithstanding the foregoing, neither the chairman of the Board of Directors nor the chief executive officer of the Corporation shall be required to call a special stockholder meeting if (i) the special meeting request relates to an item of business that is not a proper subject for stockholder action under applicable law, (ii) a similar item was presented at any meeting of stockholders held within 120 calendar days prior to the receipt by the Corporation of the special meeting request, (iii) a similar item is included in the Corporation’s notice as an item of business to be brought before a stockholder meeting that has been called but not yet held, or (iv) the special meeting request is received by the Corporation during the period commencing 90 calendar days prior to the first anniversary of the preceding year’s annual meeting of stockholders.

Neither the annual meeting nor any special meeting of stockholders need be held within the State of Delaware.

Any action required to be taken at any annual or special meeting of the stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders or otherwise, may not be taken without a meeting, prior notice and a vote, and stockholders may not act by written consent.